                             DEMAND PROMISSORY NOTE

$10,000,000                                        dated as of May 2, 2000



     FOR VALUE RECEIVED, the undersigned, BROOKS AUTOMATION, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, by this promissory note (hereinafter called "this Note"), absolutely and unconditionally promises to pay to the order of ABN AMRO BANK N.V. (hereinafter, together with its successors in title and assigns, called the "Lender"), at its office at 135 South LaSalle Street, Chicago, Illinois, ON DEMAND AT ANY TIME, or, if no demand is made prior thereto, on December 31, 2001, the principal sum of TEN MILLION DOLLARS, or so much thereof as shall have been advanced by the Lender to the Borrower by way of loans under this Note and shall remain outstanding together with all amounts which are owed or which may become due upon the Lender's honoring of any letter of credit issued by the Lender for the Borrower's account (the "Letter of Credit Exposure"), and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided. This Note evidences, among other things, the obligation of the Borrower to repay loans made hereunder by the Lender to the Borrower together with the Letter of Credit Exposure.

     From time to time prior to the maturity of this Note (whether upon demand or, if no demand is made prior thereto, on December 31, 2001) the Lender may, in its sole and absolute discretion, make loans or otherwise extend credit to the Borrower subsequent to the date hereof, and the Borrower may borrow, repay and reborrow the funds available hereunder, PROVIDED that the aggregate principal amount of all loans outstanding together with the Letter of Credit Exposure hereunder shall in no event exceed ten million dollars ($10,000,000). All loans made by the Lender to the Borrower pursuant to this Note and all repayments of principal made hereunder shall be recorded by the Lender on the schedule annexed hereto.

     The entire unpaid principal (not at the time overdue) of this Note outstanding shall bear interest at an annual rate which shall at all times be equal to the Base Rate (as hereinafter defined) in effect from time to time plus three quarters of one percent (3/4%) during the period beginning on the date hereof and ending on the date on which the entire unpaid principal amount of this Note shall be paid in full; provided, however, that if a LIBOR Rate option is in effect with respect to any principal amount outstanding hereunder, such principal amount shall bear interest in accordance with the LIBOR Rate provisions set forth in the next paragraph.

     At the option of the Borrower, all or any portion of the unpaid principal (not at the time overdue) of this Note outstanding shall bear interest at the rates quoted by the Lender as the Lender's 1, 2 or 3 month reserve-adjusted LIBOR Rate plus one and three quarters percent (1 3/4%), the LIBOR Rate being determined by the Lender at 11:00 a.m. three Business Days (as hereinafter defined) prior to the requested borrowing date or conversion date. Requests for the initial borrowings at or conversions to this pricing option must be received at least one hour before the time for determining the relevant rate. LIBOR Rate loans may be requested for interest periods of one, two or three months and interest on all such loans shall be payable on the last day of such interest period. All LIBOR Rates will be adjusted for reserves. A borrowing under the LIBOR Rate pricing options must be in minimum increments of $100,000 or greater multiples of $100,000 and the Borrower's ability to prepay such loans is subject to the requirement that the Borrower compensate the Lender for any losses resulting from the liquidation or reemployment of deposits or other funds acquired by the Lender to maintain the obligation at the LIBOR Rate option. In addition, the Borrower agrees to indemnify the Lender and to hold the Lender harmless from and against any losses resulting from the liquidation or reemployment of deposits or other funds acquired by the Lender to maintain the obligation at the LIBOR Rate option that the Lender may sustain or incur as a consequence of (a) the failure by the Borrower to pay the principal amount of or any interest on any LIBOR Rate borrowing as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the LIBOR Rate borrowings or (b) the failure of the Borrower to make the initial borrowing (if the initial borrowing is to bear interest at the LIBOR Rate) or conversion after the Borrower has given (or is deemed to have given) a loan or conversion request relating thereto in accordance with this paragraph. The Lender's willingness to offer the LIBOR Rate option hereunder is subject to the availability of funding sources and the continued legality of the Lender offering such pricing options. The Borrower agrees to reimburse the Lender for any increased costs (taxes, regulatory reserves or assessments) incurred by the Lender in connection with borrowings at such pricing option.

     In addition, the Borrower hereby agrees that to the extent the Lender issues any letter of credit for the account of the Borrower, the Borrower agrees to pay a fee (in each case, a "Letter of Credit Fee") to the Lender in respect of each such letter of credit in an amount equal to one and three quarters percent (1 3/4%) per annum of the face amount of such letter of credit. Such Letter of Credit Fee shall be due and payable quarterly in arrears. In respect of each such letter of credit, the Borrower shall also pay to the Lender at such other time or times as such charges are customarily made by the Lender, the Lender's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

     Beginning May 31, 2000, and on the last Business Day (as hereinafter defined) of each successive calendar month, there shall become absolutely due and payable hereunder, and the Borrower promises to pay to the holder hereof, all of the unpaid interest accrued to the date of payment on the unpaid principal hereof not at the time overdue and not at the time bearing interest at the LIBOR Rate option set forth in the preceding paragraph which is payable at the end of each interest period.

     On the earlier to occur of DEMAND, or, if no demand has been made prior thereto, on December 31, 2001, there shall become absolutely due and payable by the Borrower hereunder (without regard to the length of any interest period in effect), and the Borrower hereby promises to pay to the holder hereof, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

     Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest, from the date on which such amount shall have first become due and payable in accordance with the terms hereof to the date on which such amount shall be paid to the holder of this Note (whether before or after judgment), at the annual rate of interest which shall (to the extent permitted by applicable law) at all times be two percent (2%) above the Base Rate (as hereinafter defined) in effect from time to time. The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become absolutely due and payable by the Borrower to the holder hereof on demand by the holder of this Note at any time. Interest on each overdue amount will continue to accrue, as provided by the foregoing terms of this paragraph until the obligations of the Borrowers in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).

     The Borrower absolutely and unconditionally agrees to reimburse the Lender, on demand, whether or not all or any of the transactions contemplated by the Note are ultimately consummated, for all its reasonable out-of-pocket expenses, including but not limited to (a) the reasonable attorney's fees and disbursements of the Lender's Special Counsel (as hereinafter defined) and disbursements, incurred or expended in connection with the preparation, negotiation and interpretation of this Note or any ancillary documentation contemplated thereby, or any amendment thereof, or the making of loans, (b) all reasonable attorneys' fees and disbursements incurred and expended in connection with the making of loans, and (c) all reasonable attorneys' fees relating to the enforcement of any obligations under this Note or the satisfaction of any indebtedness of the Borrower hereunder, or in connection with any litigation proceeding or dispute hereunder in any way related to the credit hereunder.

     Each payment of principal, interest or other sums payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrower directly to the Lender in U.S. Dollars, for the account of the holder of this Note, at the Lender's Office, not later than 1:00 p.m., Chicago time, on the due date of such payment, and in immediately available and freely transferable funds.

     All payments on or in respect of this Note or any other document, instrument or agreement executed in connection therewith (including without limitation any documentation pertaining to any letter of credit issued by the Lender for the Borrower's account) (a "Loan Document") or the indebtedness evidenced hereby shall be made to the holder of this Note without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lender or any holder hereof to receive the same net amount which the Lender or such holder would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     This Note evidences the obligations of the Borrower (a) to repay the principal amount of all loans made by the Lender to the Borrower hereunder, (b) to pay interest, as herein provided, on the principal amount hereof remaining unpaid from time to time, or other amounts which may become due and payable hereunder as herein provided and (c) to repay all amounts owing to the Lender in respect of any letter of credit issued by the Lender for the Borrower's account (the "Obligations").

     No reference herein to any collateral for this Note shall impair the obligations of the Borrower, which are absolute, unconditional and irrevocable, to pay the principal of and the interest on this Note and to pay all (if any) other amounts which may become due and payable on or in respect of this Note or the indebtedness evidenced hereby, strictly in accordance with the terms and the tenor of this Note.

     For all purposes of this Note, the following terms shall have the respective meanings set forth below:

     (a) "Base Rate" means the greater of (i) annual rate of interest from time to time announced by ABN AMRO Bank N.V. at its head office as its base rate or its prime rate or (ii) the rate equal to the weighted average of the published rates on overnight Federal Funds transactions with members of the Federal Reserve System plus 1/2%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Base Rate shall take place immediately without notice or demand of any kind.

     (b) "Business Day" means a day, other than a Saturday or Sunday, on which banks are open for business in Chicago, Illinois and, in the case of a LIBOR Rate borrowing, also a day on which commercial banks are open for international business (including dealing in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Lender in its sole discretion acting in good faith.

     (c) "holder" means the Lender in possession of this Note or any other person who is at the time the lawful holder in possession of this Note.

     (d) "Lender's Office" means the office of the Lender located at 135 South LaSalle Street, Chicago, Illinois.

     (e) "Lender's Special Counsel" means Bingham Dana LLP.

     The Borrower will have the right to prepay at any time the unpaid principal of this Note in full or in part, subject to the requirement that the Borrower compensate the Lender for any funding losses resulting from the liquidation or reemployment of deposits or other funds acquired by the Lender to maintain the obligation at the LIBOR Rate option incurred as a result of such prepayment of a LIBOR Rat borrowing prior to the end of the interest period applicable to such borrowing. There shall become and be absolutely due and payable by the Borrower on the date of each prepayment of principal of this Note, and the Borrower hereby promises to pay on the date of each such prepayment of this Note, all of the unpaid interest accrued to such date on the amount of principal of this Note being prepaid on such date and, with respect to any principal which bears interest based upon the LIBOR Rate, any amounts required to be paid pursuant to the fourth paragraph of this Note.

     Any partial payment of the indebtedness evidenced by this Note shall be applied by the holder hereof (a) first, to the payment of all of the interest due and payable on the unpaid principal of this Note at the time of such partial payment, (b) then, to the payment of all (if any) other amounts (except principal) due and payable at the time of such partial payment on or in respect of this Note or the indebtedness evidenced by this Note, and (c) finally, to the repayment or (as the case may be) the prepayment of the unpaid principal of this Note due and payable at the time of such partial payment.

     Upon demand by the holder of this Note of the entire unpaid principal of this Note, or, if no demand is made prior thereto, on December 31, 2001, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby (without regard to the length of any interest period in effect), the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby (without regard to the length of any interest period in effect), shall forthwith become and be due and payable to the holder of this Note without presentment, further demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower.

     All computations of interest payable as provided in this Note shall be made by the holder hereof on the basis of the actual number of days elapsed divided by 360. The holder of this Note shall determine the Base Rate in effect from time to time. Any change in the Base Rate shall, for all purposes of this Note, become effective on, and from the beginning of, the day on which such change shall first be made public by the Lender in accordance with the Lender's usual practice.

     If any sum would, but for the provisions of this paragraph, become due and payable on or in respect of this Note or the indebtedness evidenced hereby on a day which is not a Business Day, then such sum shall become due and payable on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder, and interest payable hereunder to the holder hereof shall be adjusted by the holder hereof accordingly.

     The failure of the holder of this Note to exercise all or any of its rights, remedies, powers or privileges hereunder in any instance shall not constitute a waiver thereof in that or in any other instance.

     The Borrower hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor. The Borrower hereby absolutely and irrevocably consents and submits to the jurisdiction of the Courts of the Commonwealth of Massachusetts and of any Federal Court located in the said Commonwealth in connection with any actions or proceedings brought against the Borrower by the holder hereof arising out of or relating to this Note.

     The Borrowers represents and warrants to the Lender that: (a) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the Borrower has adequate power and authority and full legal right to carry on the business in which it is presently engaged and will be engaged upon consummation of the transactions contemplated hereby; and (c) all necessary corporate action has been taken to execute and deliver this Note and to make the borrowings hereunder.

     The Borrower hereby agrees, at the Borrower's own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as the Lender may reasonably request to effect the transactions contemplated by this Note and to provide to the Lender the benefits of all rights, authorities and remedies conferred upon the Lender by the terms of this Note.

     The Borrower shall use the proceeds of the loans made by the Lender to the Borrower pursuant to this Note for general corporate purposes. No portion of this loan is to be used for the purpose of purchasing or carrying any "margin stock" or "margin security" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System (2 C.F.R. Parts 221 and 224).

     This Note may be assigned by the Lender upon the prior written consent of the Borrower, which consent shall not be unreasonably withheld. Anything contained in this Note to the contrary notwithstanding, the Lender may at any time pledge all or any portion of its interest and rights under any of the Loan Documents (including all or any portion of this Note) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Document.

     THIS NOTE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT. THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

     IN WITNESS WHEREOF, this DEMAND PROMISSORY NOTE has been duly executed by the undersigned, BROOKS AUTOMATION, INC., as of the day and in the year first above written.

                                            The Borrower:
                                            -------------

                                            BROOKS AUTOMATION, INC.

Witness:                                    By:
        -----------------------                ------------------------------

May _,2000                                  Title:
                                                   ---------------------------

                             REPAYMENTS OF PRINCIPAL
                             -----------------------

     Advances and payments of principal of this Note were made on the dates and in the amounts specified below:


              Amount             Amount of          Balance of
             and Type            Principal          Principal           Notation
Date          of Loan             Repaid              Unpaid            Made by:
----         --------            ---------          ----------          --------